Exhibit 5.1

November 12, 2013

Delta Apparel, Inc.
322 South Main Street
Greenville, South Carolina 29601
Attention: General Counsel
Re:    Shelf Registration Statement of Delta Apparel, Inc. on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Delta Apparel, Inc., a Georgia corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on November 12, 2013, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.
The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Registration Statement, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $100,000,000 aggregate offering price of (i) debt securities of the Company, in one or more series, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to indentures between the Company and a trustee to be named therein (the “Trustee”), in the forms attached as Exhibits 4.8 and 4.9 to the Registration Statement, as such indentures may be supplemented for any series of Debt Securities (collectively, the “Indenture”), (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series or classes (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iv) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), or (v) units composed of the foregoing (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, and Units are collectively referred to herein as the “Securities.”
In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers of the Company and documents furnished to us by the Company without independent investigation or verification of their accuracy and upon such other documents, records, certificates and other instruments, including certificates or other written or oral advice of officers of the Company, as we considered necessary or appropriate in connection with rendering the opinions expressed below.
Except to the extent we opine as to the binding effect of certain documents as set forth below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. In addition, we have assumed, without independent verification or investigation, (i) the accuracy and completeness of all corporate records made available to us by the Company, (ii) the absence of any other documents, instruments, records, agreements or understandings that alter, modify or change the validity or accuracy of the representations made to us orally or as set forth in any documents, instruments, records or agreements provided to or reviewed by us, (iii) the authenticity of all documents submitted to us as originals, (iv) the genuineness of all signatures, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) the power and legal capacities of all natural persons. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and timely filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the applicable Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) upon issuance of any Securities, the Company will be validly existing under the laws of the State of Georgia.
Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Exhibit 5.1

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment in cash therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the applicable Indenture and the trustee named thereunder have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 has been properly filed with the Commission, then the Debt Securities (including any Debt Securities issued upon the exercise of any duly issued Warrants exercisable for Debt Securities or in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute binding obligations of the Company.
2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”) and Bylaws, as amended (“Bylaws”), and applicable law, and upon adoption by the Board of Directors of the Company of a resolution relating thereto in form and content as required by applicable law, and (b) assuming that either appropriate articles of amendment of the Company’s Articles of Incorporation or articles of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Georgia, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of Preferred Stock and of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock, respectively, that the Company is then authorized to issue under its Articles of Incorporation (taking into account shares the issuance of which has been previously authorized and that are reserved for future issuance), and (e) assuming that the Preferred Stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (f) assuming that the terms of the Preferred Stock as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (g) assuming that any required certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered to the purchasers thereof or a depositary acting on their behalf, then upon issuance and delivery of and payment in cash (not less than par value) for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock) will be validly issued, fully paid and nonassessable.
3. (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares (plus shares held in treasury) of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation (taking into account shares the issuance of which has been previously authorized and that are reserved for future issuance), and (d) assuming that the Common Stock is then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the terms of the Common Stock as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (f) assuming that any required certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered to the purchasers thereof or a depositary acting on their behalf, then upon issuance and delivery of and payment in cash (not less than par value) for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock) will be validly issued, fully paid and nonassessable.

Exhibit 5.1

4. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the Securities for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance and delivery of and payment in cash for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute binding obligations of the Company.
5. (a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units (together with their component Securities) have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Units (together with their component Securities) as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance and delivery of and payment in cash for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units (to the extent they are agreements separate from their component Securities) will constitute binding obligations of the Company.
The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding may be brought (iii) the effect of public policy considerations that may limit the rights of the parties to obtain certain remedies, (iv) the effect of applicable laws requiring the mitigation of damages, and (v) the exercise of any remedy is subject to compliance with the appropriate rules of procedure and statutes governing the bringing of adjudicative proceedings, including, but not limited to, rules and statutes regarding venue, pleading, service of process, qualification to do business and statutes of limitation.
Furthermore, we express no opinion as to (i) the enforceability of any waiver of any usury defense or any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii)  the waiver of rights or defenses where such waiver would be against public policy, (iii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (iv) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (v) any provision to the extent it requires that a claim with respect to a Security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (vi) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation or other procedural rights, (vii) provisions for exclusivity, election or cumulation of rights or remedies, (viii) provisions authorizing or validating conclusive or discretionary determinations, (ix) provisions prohibiting, restricting, or requiring consent to assignment, (x) the severability, if invalid, of any provisions, (xi) the enforceability of provisions relating to forum selection, choice of law, choice of venue, jurisdiction or waivers of jury trial, (xii) any provision of any document requiring or in effect requiring that any waiver or amendment of any provision of any such document or any other agreement, instrument or other document may be effected only in writing or in a particular form, and (xiii) any provision releasing, exculpating or exempting any person in whole or in part from, or requiring indemnification of any person for, liability for action or inaction, to the extent the action or inaction involves negligence, willful misconduct or unlawful conduct or does not satisfy a standard required by law.
In addition, in furnishing this opinion letter, we have further assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of any such Security, nor the execution and filing by the Company of the Registration Statement with the Commission or the execution and delivery of any of the other agreements or instruments described above, nor the performance by the Company of its obligations under the Registration Statement or any such Securities, agreements or instruments (i) constitutes or will constitute a violation of, or a default under or a breach of, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any court or governmental or regulatory authority to which the Company or its property is subject, (iii) violates or will

Exhibit 5.1

violate any law, rule or regulation to which the Company or its property is subject (excluding those laws specified below that are the subject of our opinions above) or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (excluding those laws specified below that are the subject of our opinions above).
To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants and under the Unit Agreement for any Units, namely, the Trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable.
Our opinions expressed herein are limited to the laws of the State of Georgia. We do not express any opinion with respect to the law of any other jurisdiction (including without limitation federal law) or to the securities or “blue sky” laws of any jurisdiction or any effect which any such laws may have on the opinions expressed herein. The law covered by the opinions expressed herein does not include any statute, ordinance, decision, rule or regulation of any political subdivision of any State. The opinions expressed herein are strictly limited to the matters expressly stated in this opinion letter and no other opinions are to be implied or inferred.
Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion letter for any reason or advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may or may not come to our attention. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Commission and cannot be relied on for any other purpose.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Sincerely yours,

/s/ Wyche, P.A.
WYCHE, P.A

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